UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, California	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 16, 2013, Clean Energy Fuels Corp. (the “Company”) completed its previously announced private offering of $220 million aggregate principal amount of the Company’s 5.25% Convertible Senior Notes due 2018 (the “Notes”) and entered into an indenture governing the Notes with U.S. Bank National Association as trustee (the “Indenture”).

The net proceeds from the sale of the Notes were approximately $213.4 million, after deducting the initial purchasers’ discount payable by the Company.  The Company intends to use the net proceeds from the sale of the Notes to fund capital expenditures and for general corporate purposes.

The Notes bear interest at a rate of 5.25% per year, payable semi-annually in arrears on October 1 and April 1 of each year, beginning on April 1, 2014.  The Notes will mature on October 1, 2018, unless earlier purchased, redeemed or converted prior to such date in accordance with their terms and the terms of the Indenture.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date of the Notes.  Upon conversion, the Company will deliver a number of shares of its common stock, per $1,000 principal amount of Notes, equal to the conversion rate then in effect (together with a cash payment in lieu of any fractional shares).  The initial conversion rate for the Notes is 64.1026 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $15.60 per share of the Company’s common stock).  The conversion rate is subject to adjustment upon the occurrence of certain specified events as described in the Indenture.

Upon the occurrence of certain corporate events prior to the maturity date of the Notes, the Company will, in certain circumstances, in addition to delivering the number of shares of the Company’s common stock deliverable upon conversion of the Notes based on the conversion rate then in effect (together with a cash payment in lieu of any fractional shares), pay holders that convert their Notes in connection with such a corporate event a cash make-whole payment in an amount as described in the Indenture.  The Company may, at its option, irrevocably elect to settle its obligation to pay any such make-whole payment in shares of its common stock instead of in cash.  The amount of any make-whole payment, whether it is settled in cash or in shares of the Company’s common stock upon the Company’s election, will be determined based on the date on which the corporate event occurs or becomes effective and the stock price paid (or deemed to be paid) per share of the Company’s common stock in the corporate event, as described in the Indenture.

The Company may not redeem the Notes prior to October 5, 2016.  On or after October 5, 2016, the Company may, at its option, redeem for cash all or any portion of the Notes if the closing sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which notice of redemption is provided, exceeds 160% of the conversion price on each applicable trading day.  In the event of the Company’s redemption of the Notes, the redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date of the Notes, subject to certain conditions as described in the Indenture, holders may require the Company to purchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Indenture contains customary events of default with customary cure periods, including, without limitation, failure to make required payments or deliveries of shares of its common stock when due under the Indenture, failure to comply with certain covenants under the Indenture, failure to pay when due or acceleration of certain other indebtedness of the Company or certain of its subsidiaries, and certain events of bankruptcy and insolvency of the Company or certain of its subsidiaries.  The occurrence of an event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding Notes to accelerate, or upon an event of default arising from certain events of bankruptcy or insolvency of the Company, will automatically cause the acceleration of, all amounts due under the Notes.

The Notes are senior unsecured obligations of the Company and rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s unsecured indebtedness that is not so subordinated; effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness (including trade payables) of the Company’s subsidiaries.

The Company offered and sold the Notes to the initial purchasers thereof in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by such initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the initial purchasers of the Notes.  The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the Form of 5.25% Convertible Senior Note due 2018, which are filed as Exhibits 4.11 and 4.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
4.11	Indenture, dated September 16, 2013, between Clean Energy Fuels Corp. and U.S. Bank National Association, as trustee.

4.12	Form of 5.25% Convertible Senior Note due 2018 (included in Exhibit 4.11).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2013		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer